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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549
                              ___________________


                                  FORM 8-K



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):          DECEMBER 29, 1995
                                                         ---------------------



                                FIRST BANCORP
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


       North Carolina              0-15572              56-1421916
 ---------------------------     ------------   -----------------------------
(State or Other Jurisdiction     (Commission         (I.R.S. Employer
      of Incorporation)          File Number)     Identification Number)


 341 North Main Street, Troy, North Carolina               27371-0508
 --------------------------------------------       ------------------------
   (Address of Principal Executive Offices)                (Zip Code)


(Registrant's telephone number, including area code)        (910)576-6171
                                                    ------------------------


                                Not Applicable
            -------------------------------------------------------
         (Former Name or Former Address, if changed since last report)


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                                    INDEX
                                FIRST BANCORP


                                                                         Page

Item 5 - Other Events                                                       3

Item 7 - Exhibits                                                           3

Signatures                                                                  4

Exhibit 99 (a) News Release dated December 29, 1995                         5











































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Item 5 - Other Events

     (a) On December 29, 1995, the Registrant announced that two unrelated nonrecurring events will result in fourth quarter charges to earnings. Both events were related to the Registrant's banking subsidiary, First Bank. The first event announced was the negotiation of a settlement of litigation against First Bank, the Company's banking subsidiary, and others, regarding the previously disclosed allegations that arose in August 1994. The second event resulted from nonrecurring severance expenses related to recent changes in two management positions.

On December 29, 1995, First Bancorp concluded the process to settle with all parties involved in litigation brought by Prudential Securities, Inc. against one of First Bank's customers and First Bank, arising out of loans made by Prudential and secured by certificates of deposit issued by First Bank. First Bank's records indicated that the certificates of deposit were issued for amounts far less than those shown on the documents held by Prudential. The First Bank branch manager involved in the issuance of the certificates of deposit died on August 5, 1994. After significant discovery and a mediation conference held earlier this month, First Bancorp concluded that it is in the best interests of its shareholders, customers and employees to settle the Prudential litigation and other related litigation at this time and to avoid costly trials. Because First Bancorp's fidelity bond coverage limit was not sufficient to cover the entire cost of the settlement, the company will report significant expenses in connection with resolving the litigation. The settlement will result in a nonrecurring fourth quarter pre-tax charge of approximately $1,946,000 which equates to approximately $1,185,000 after-tax, or 79 cents per share. Included in the pre-tax charge are the out of pocket costs to settle claims in the pre-tax amount of approximately $1,446,000 and additional provisions for loan losses of $500,000 which First Bancorp recorded due to charge-offs of loans related to the litigating parties. Before the settlement-related charge, the Company had already incurred approximately $789,000 in pre-tax expenses in 1995 for legal services and other expenses incurred in matters related to the litigation. Of the year-to-date expense, approximately $246,000 was expensed in the fourth quarter.

First Bancorp also announced it will recognize expenses related to changes in two management positions that occurred in the fourth quarter. The first change relates to the previously announced departure of the company's President and CEO, and the second relates to the departure of the company's Regional President. The Regional President position was created less than eighteen months ago and is being eliminated in a restructuring of management. In connection with these management changes, First Bancorp entered into severance agreements with the two managers which will result in a nonrecurring fourth quarter pre-tax charge of approximately $745,000 which is approximately $454,000 after-tax, or 30 cents per share. One of the managers was employed under an employment contract which provided for payment of his salary for a period of five years. The payout of this contract, negotiated on December 29, 1995, comprised the majority of this charge.

The news of these two events was released on December 29, 1995, as evidenced by Exhibit 99(a) to this Form 8-K.

Item 7 - Exhibits

  99   Additional Exhibits
    (a)  News Release dated December 29, 1995

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             FIRST BANCORP

          January 2, 1996            BY:    James H. Garner
          -------------------        -----------------------------
                                            James H. Garner
                                               President
                                     (Principal Executive Officer),
                                         Treasurer and Director

          January 2, 1996            BY:    Anna G. Hollers
          -------------------        -----------------------------
                                            Anna G. Hollers
                                        Executive Vice President
                                             and Secretary

          January 2, 1996            BY:    Kirby A. Tyndall
          -------------------        -----------------------------
                                            Kirby A. Tyndall
                                         Senior Vice President
                                      and Chief Financial Officer